   As filed with the Securities and Exchange Commission on December ___, 1998
                                                Registration No. 333-__________
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.
             (Exact name of registrant as specified in its charter)

              COLORADO                                         84-1158484
   -------------------------------                       ----------------------
   (State or other jurisdiction of                          (I.R.S. employer
    incorporation or organization)                       identification number)


                BOX S
         BLACK HAWK, COLORADO                                    80422
----------------------------------------                       ----------
(Address of principal executive offices)                       (Zip code)

                        1994 EMPLOYEES STOCK OPTION PLAN
                        1996 INCENTIVE STOCK OPTION PLAN
                        --------------------------------
                              (Full title of plans)


                           STEPHEN R. ROARK, PRESIDENT
                  BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.
                                      BOX S
                           BLACK HAWK, COLORADO 80422
                  ---------------------------------------------
                     (Name and address of agent for service)


                                 (303) 582-1117
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                                   COPIES TO:
                              SAMUEL E. WING, ESQ.
                              JONES & KELLER, P.C.
                            1625 BROADWAY, SUITE 1600
                             DENVER, COLORADO 80202
                            TELEPHONE: (303) 573-1600
                            FACSIMILE: (303) 893-6506

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                         Proposed                 Proposed
                                                                          Maximum                  Maximum              Amount of
                                               Amount to be           Offering Price              Aggregate            Registration
   Title of Each Class of Securities         Registered(1)(3)            Per Share             Offering Price              Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock                                      30,000                 $8.38(2)                 $251,400                  $70
-----------------------------------------------------------------------------------------------------------------------------------
Totals                                            30,000                    --                    $251,400                  $70
-----------------------------------------------------------------------------------------------------------------------------------

(1) Shares underlying options granted on November 17, 1998 to 19 employees under the 1996 Incentive Stock Option Plan.
(2) The option exercise prices are $8.38 per share.
(3) Any additional shares of Common Stock to be issued as a result of stock dividends, stock splits, or similar transactions shall be covered by this Registration Statement as provided in Rule 416.

                              GENERAL INSTRUCTION E

         This Registration Statement hereby incorporates by reference the information in the Registrant's initial filing on Form S-8, SEC File No. 333-58537 as filed on July 6, 1998. This Registration Statement includes options on securities of the same class as were registered in that filing.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.
-------  ---------

         Exhibit No.                                          Description
         -----------                                          -----------
              5                             Opinion and Consent of Jones & Keller, P.C. as to the
                                            legality of the securities being registered.
              23.1                          Consent of Deloitte & Touche LLP.
              23.2                          Consent of Jones & Keller, P.C. (see Exhibit No. 5).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 16th day of December, 1998.

                                             BLACK HAWK GAMING & DEVELOPMENT
                                             COMPANY, INC.


                                             By:/s/ Stephen R. Roark
                                                -------------------------------
                                                Stephen R. Roark, President

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers or directors of the Registrant, by virtue of their signatures to this Registration Statement appearing below, hereby constitute and appoint Jeffrey P. Jacobs or Stephen R. Roark, attorneys-in-fact in their names, place, and stead to execute any and all amendments to this Registration Statement in the capacities set forth opposite their names and hereby ratify all that said attorneys-in-fact may do by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                    Title                        Date
          ---------                    -----                        ----
By:/s/ Jeffrey P. Jacobs       Chairman of the Board and      December 16, 1998
   --------------------------  Chief Executive Officer
    Jeffrey P. Jacobs

By:/s/ Stephen R. Roark        President and Chief Financial  December 16, 1998
   --------------------------  and Accounting Officer and a
     Stephen R. Roark          Director

By:/s/ Frank B. Day            Director                       December 16, 1998
   --------------------------
     Frank B. Day

By:/s/ J. Patrick McDuff       Director                       December 16, 1998
   --------------------------
     J. Patrick McDuff

By:/s/ Robert H. Hughes        Director                       December 16, 1998
   --------------------------
     Robert H. Hughes

By:/s/ Martin S. Winick        Director                       December 16, 1998
   --------------------------
     Martin S. Winick

By:/s/ Timothy Knudsen         Director                       December 16, 1998
   --------------------------
     Timothy Knudsen

                                INDEX TO EXHIBITS

 5 Opinion and Consent of Jones & Keller, P.C. as to the legality of the securities being registered.
 23.1         Consent of Deloitte & Touche LLP.
 23.2         Consent of Jones & Keller, P.C. (see Exhibit No. 5).